UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         In February of 2005,  two REITs  focused  primarily  on the  restaurant industry, CNL Restaurant Properties, Inc. ("CNLRP") and U.S. Restaurant Properties, Inc. ("USRP") merged and simultaneously acquired 18 limited partnerships which owned primarily triple-net leased restaurant properties ("the Merger and Related Financing Transactions"). CNLRP was treated as the acquirer for accounting purposes. Trustreet Properties, Inc. ("Trustreet") was the name adopted upon the merger. The following unaudited pro forma condensed consolidated balance sheet gives effect to an additional financing transaction that occurred in April of 2005.

         The unaudited pro forma condensed consolidated statement of operations data for the quarter ended March 31, 2005 and the year ended December 31, 2004 gives effect to the Merger and Related Financing Transactions as if they had occurred on January 1, 2004. The operating results for Trustreet for the quarter ended March 31, 2005 consist of the operating results of CNLRP from January 1, 2005 through February 24, 2005 and of the merged companies from February 25, 2005 through March 31, 2005. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma data is not necessarily indicative of the results of operations that would have been achieved had the Transactions reflected herein been consummated on the dates indicated or that will be achieved in the future.

         The presentation of pro forma operating results does not reflect cost savings or synergies that may result from the mergers and there can be no assurances that such savings or synergies will occur. Examples of anticipated savings include the elimination of separate regulatory filings, as well as reductions in the cost of investor relations and administrative costs and executive compensation.

         The unaudited pro forma condensed consolidated financial data assumes that Trustreet will continue to be taxed as a REIT under the Internal Revenue Code. As a REIT, Trustreet generally will not be subject to corporate level federal income tax on net income it distributes to its stockholders.

         All income and expenses relating to properties held for sale and the ultimate gain or loss realized upon disposition are treated as discontinued operations for all periods presented. In addition, depreciation on these properties is not recorded. Therefore, revenues from the operation of any such properties, or gains from the sale of any properties sold, are not reflected in the "Revenues" line item in the summary pro forma data presented herein. As a result, the unaudited pro forma condensed consolidated financial data does not include income from discontinued operations, net of income taxes of approximately $5.0 million and $51.3 million for the quarter ended March 31, 2005 and the year ended December 31, 2004, respectively, which represents activities related to the sale of certain real estate properties including those purchased with the intent to sell. In addition, only operating and administrative expenses that are directly attributable to acquiring or selling properties that are classified as held for sale or were sold during the period are allocated to the "Income from discontinued operations" line item, and all other general operating and administrative expenses are allocated to "Income from continuing operations."

                           Trustreet Properties, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 2005
                                 (in thousands)

                                                                   Pro Forma
                                                    Trustreet     Adjustments(2)     Pro Forma
                                                    ----------    --------------    -----------
     Assets

     Real estate investment properties....          $1,897,980                       $ 1,897,980
     Mortgage, equipment and other notes
        receivable........................             300,151                           300,151
     Cash and cash equivalents............              28,661     $      3,264           31,925
     Restricted cash......................              13,732                            13,732
     Receivables, less allowance for
        doubtful accounts.................               9,595                             9,595
     Accrued rental income................              29,837                            29,837
     Goodwill.............................             183,711                           183,711
     Other assets.........................             136,852            4,526          141,378
                                                    ----------     -------------     -----------
        Total assets......................          $2,600,519     $      7,790      $ 2,608,309
                                                    ==========     =============     ===========
     Liabilities

     Revolving credit facilities..........          $  189,000     $   (109,000)     $    80,000
     Notes payable........................             411,697          175,000          586,697
     Warehouse credit facilities..........              67,712                            67,712
     Secured subordinated note............              21,875          (21,875)              --
     Bonds payable........................             803,617                           803,617
     Due to related parties...............              36,735          (36,335)             400
     Other payables.......................              95,313                            95,313
                                                    ----------     -------------     -----------
        Total liabilities.................           1,625,949            7,790        1,633,739

     Minority interests...................               4,551                             4,551

     Stockholders' Equity
     Preferred stock - Series A...........                   8                                 8
     Preferred stock - Series C...........                   7                                 7
     Common stock.........................                  58                                58
     Capital in excess of par value.......           1,358,931                         1,358,931
     Accumulated other comprehensive loss.              (5,733)                           (5,733)
     Accumulated distributions in excess of
        net earnings......................            (383,252)                         (383,252)
                                                    ----------      ------------     -----------
        Total stockholders' equity........             970,019               --          970,019
                                                    ----------      ------------     -----------
     Total Liabilities & Stockholders' Equity       $2,600,519      $     7,790      $ 2,608,309
                                                    ==========      ============     ===========

                           Trustreet Properties, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three Months Ended March 31, 2005
               (in thousands, except for share and per share data)

                                                                                 (*)
                                                                      (*)     Historical
                                                   Historical     Historical   Income        Pro Forma
                                                    Trustreet        USRP       Funds       Adjustments(3)    Pro Forma
                                                   -----------    ----------  -----------   --------------   -------------
Revenues:
   Rental and earned income from operating and
     direct financing leases................        $   26,236    $  10,711     $  7,848       $   709 a      $   45,504
   Interest income from mortgage, equipment and
     other notes receivable.................             6,827          277           --            --             7,104
   Other income.............................             1,061           25           18          (191)b             913
                                                   -----------    ----------  -----------    -------------    ------------
         Total revenues.....................            34,124       11,013        7,866           518            53,521

Expenses:
   General operating and administrative.....            12,160        6,231        4,893          (191)c          23,093
   Interest expense.........................            16,891        3,299           --         6,242 d          26,432
   Depreciation and amortization............             5,230        3,667        1,136         1,457 e          11,490
   Impairments and provisions on assets.....                --          198           --            --               198
                                                   -----------    ----------  -----------    -------------    ------------
       Total expenses.......................            34,281       13,395        6,029         7,508            61,213

Income (loss) from continuing operations before
   gain on sale of assets, minority interest in
   income of consolidated joint ventures and
   equity in earnings (loss) of unconsolidated
   joint ventures...........................             (157)       (2,382)       1,837        (6,990)           (7,692)

Other Items:
   Gain on sale of assets...................               --           751           --            --               751
   Minority interest in income of
       consolidated joint ventures and
       equity in earnings (loss) of
       unconsolidated joint ventures........             (785)           14           (7)           --              (778)
                                                   -----------    ----------  -----------    -------------    ------------
Income (loss) from continuing operations....             (942)       (1,617)       1,830        (6,990)           (7,719)

   Dividends on preferred stock.............           (2,923)       (2,322)          --        (1,930)f          (7,175)
                                                   -----------    ----------  -----------    -------------    ------------
Income (loss) from continuing operations
   allocable to common stockholders.........         $ (3,865)     $ (3,939)    $  1,830     $  (8,920)      $   (14,894)
                                                   ===========    ==========  ===========    =============    ============

Basic and diluted loss per share from
   continuing operations allocable to common
   stockholders.............................         $  (0.09)         n/a          n/a           n/a        $     (0.26)
                                                   -----------    ----------  -----------    -------------    ------------

Basic and diluted weighted average shares
   outstanding (g)..........................           43,858          n/a          n/a           n/a             57,668
                                                   -----------    ----------  -----------    -------------    ------------

     (*) Operating results are for the period from January 1, 2005 through February 24, 2005.

                           Trustreet Properties, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2004
               (in thousands, except for share and per share data)

                                                                               Historical
                                                   Historical     Historical     Income      Pro Forma
                                                      CNLRP          USRP        Funds      Adjustments (4)   Pro Forma
                                                  -----------    ----------  -----------    -------------    ------------
Revenues:
   Rental and earned income from operating and
     direct financing leases................        $67,949         $61,776     $ 46,945     $   3,632a     $   180,302
   Interest income from mortgage, equipment and
     other notes receivable.................         30,164           1,863           --            --           32,027
   Retail operations........................             --          55,813           --       (55,813)g             --
   Other income.............................          7,107           3,678          534        (1,136)b         10,183
                                                  -----------    ----------  -----------    -------------    ------------
         Total revenues.....................        105,220         123,130       47,479       (53,317)         222,512

Expenses:
   General operating and administrative.....         27,995          22,674        8,389        (1,136)c
                                                                                                (8,832)g         49,090
   Interest expense.........................         47,999          18,683           --        30,349 d         97,031
   Retail cost of sales.....................             --          46,981           --       (46,981)g             --
   Depreciation and amortization............         11,775          21,947        6,864        10,506 e         51,092
   Impairments and provisions on assets.....          5,491             521        1,439            --            7,451
                                                  -----------    ----------  -----------    -------------    ------------
       Total expenses.......................         93,260         110,806       16,692       (16,094)         204,664

Income (loss) from continuing operations before
    gain on sale of assets, minority interest
    in income of consolidated joint ventures
    and equity in earnings(loss) of
    unconsolidated joint ventures...........         11,960          12,324       30,787       (37,223)          17,848

Other Items:
   Gain on sale of assets...................            135              --          167            --              302
   Minority interest in income of
       consolidated joint ventures and
       equity in earnings (loss) of
       unconsolidated joint ventures........         (3,613)            (38)         (39)           --           (3,690)
                                                  -----------    ----------  -----------    -------------    ------------
Income (loss) from continuing operations....          8,482          12,286       30,915       (37,223)          14,460

   Dividends on preferred stock.............             --          (9,965)          --       (18,738)f        (28,703)
                                                  -----------    ----------  -----------    -------------    ------------
Income (loss) from continuing operations
   allocable to common stockholders.........      $   8,482       $   2,321    $  30,915     $ (55,961)        $(14,243)
                                                  ===========    ==========  ===========    =============    ===========

Income (loss) per share from continuing operations allocable to common stockholders:

      Basic.................................      $    0.19       $    0.11         n/a          n/a           $  (0.26)
                                                  -----------    ----------  -----------    -------------    ------------
      Diluted...............................           0.19       $    0.10         n/a          n/a           $  (0.26)
                                                  -----------    ----------  -----------    -------------    ------------

Basic and diluted weighted average shares
    outstanding (h):                                 45,249          22,557         n/a          n/a             55,589
                                                  -----------    ----------  -----------    -------------    ------------

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

1.       Basis of Presentation and Accounting Treatment

         On February 25, 2005, Trustreet was the name adopted upon the merger of CNLRP and the 18 Income Funds with and into USRP. CNLRP was treated as the acquiror for accounting purposes.

2.       Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

         In connection with the Transactions, in April of 2005 we entered into a term loan and repaid certain indebtedness of Trustreet. The following is a summary of the use of proceeds:

           New term loan B due 2010............................................     $ 175,000
           Repayment of bridge financing.......................................      (109,000)
           Repayment of secured subordinated note due 2008.....................       (21,875)
           Repayment of loan due to related party..............................       (36,335)
                                                                                    ----------
             Cash proceeds before loan costs...................................         7,790
           Loan costs..........................................................        (4,526)
                                                                                    ----------
             Net cash proceeds.................................................    $    3,264
                                                                                    ==========


3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2005

         The following describes the pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2005, as if the Merger and Related Financing Transactions were consummated as of January 1, 2004.

         (a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2004 and the amortization of the intangible assets relating to above market leases of $47,638 and liabilities relating to below market leases of $32,501 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:

           Accrued rental income...............................................     $    480
           Net amortization of above/below market leases.......................          229
                                                                                    ---------
                                                                                    $    709
                                                                                    =========

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2005 -- Continued

         (b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

           Other income:
               Reimbursement of administrative cost............................      $  (143)
               Management fees.................................................          (48)
                                                                                     --------
                                                                                     $  (191)
                                                                                     ========

         (c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings or for reductions in the cost of investor relations, administrative costs or executive compensation.

           General and administrative:
               Reimbursement of administrative cost............................      $   (143)
               Management fees.................................................           (48)
                                                                                     ---------
                                                                                     $   (191)
                                                                                     =========

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2005 -- Continued

         (d) Reflects  the  adjustments  to  interest   expense  and  loan  cost
             amortization based on the Merger and Related Financings and the additional April 2005 financing described in Note 2:

                                                                                                        Pro Forma
                                                                                                      Adjustment to
                                                                                      Estimated         Interest
                                                                                       Blended        Expense/Loan
                                                                      Balance           Rate        Cost Amortization
                                                                     ----------       ---------     -----------------
Estimated interest on New Net Lease Securitization due
    2012......................................................     $    275,000         5.06%        $      3,479
Estimated interest on new term loan B due 2010................          175,000         4.86%               2,126
Estimated interest on senior notes due 2015...................          250,000         7.50%               4,688
Elimination of interest expense on USRP term loan due
    2008......................................................          (35,000)          --                 (341)
Elimination of interest expense on CNLRP secured
    subordinated note due 2008................................          (21,875)          --                 (383)
Elimination of interest expense on CNLRP loan due to
    related parties...........................................          (33,860)          --                 (543)
Elimination of interest expense on USRP senior notes
    due 2005..................................................         (111,000)          --               (1,323)
Elimination of interest expense on USRP Hawaii facility
    due 2011..................................................          (11,364)          --                  (89)
Unused commitment fee on new revolving credit facility
    due 2008..................................................               --           --                   59
Estimated loan cost amortization..............................               --           --                1,092
Reversal of historical interest expense on bridge
    financing for New Net Lease Securitization due 2012.......               --           --                 (961)
Reversal of historical interest expense on bridge
    financing on new term loan B due 2010.....................               --           --                 (472)
Reversal of historical interest on bridge financing on
    senior notes due 2015.....................................               --           --                 (469)
Reversal of historical loan cost amortization ................
                                                                             --           --                 (621)
                                                                                                     ----------------
                                                                                                      $     6,242
                                                                                                     ================

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2005 -- Continued

         In the event the interest rate changes by one-eighth of one percent, the pro forma adjustment for interest expense would change as follows:

                                                                                      Interest         Impact on
                                                                                        Rate           Interest
                                                                      Balance         Increase          Expense
                                                                   -----------        ---------       -----------
New term loan B due 2010......................................   $    175,000            0.125%         $   55


         (e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the mergers:

           Increase in basis:                                                     Total
                                                                                ----------

           Buildings.........................................................   $ 146,354
           Leases in place...................................................      15,675
           Tenant relationships..............................................       9,539
                                                                                ----------
                                                                                $ 171,568
                                                                                ==========

           Estimated Increase in Depreciation and Amortization Expense:
               Buildings (30 years)..........................................   $     813
               Leases in place and tenant relationships (1)..................         644
                                                                                ----------
           Estimated adjustment..............................................   $   1,457
                                                                                ==========

                  (1) Amortized over the life of each individual lease. The
                      acquired leases have remaining lives ranging from two months to 20 years.

         (f) Represents additional dividends relating to Series C preferred stock issued in connection with the mergers and the reversal of the dividends relating to the redemption of all of the USRP Series B Cumulative Convertible Preferred Stock. No proforma adjustment was made for the Preferred Stock (Series A) because the historical numbers reflect the dividends for the quarter.

           Preferred stock (Series C):
                7,244 shares at $1.875 per share............................... $    2,263
           Preferred stock (Series B)..........................................       (333)
                                                                                -----------
                                                                                $    1,930
                                                                                ===========


         (g) Reflects conversion of historical basic and diluted weighted average shares outstanding to pro forma basic and diluted weighted average shares outstanding as follows:

          Trustreet historical shares.....................................      22,636
          CNLRP shares at converted rate..................................      35,032
                                                                                --------
                   Pro forma shares.......................................      57,668
                                                                                ========

         The impact of any common stock equivalents was anti-dilutive.

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

4. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004

         The following describes the pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, as if the Transactions were consummated as of January 1, 2004.

         (a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2004 and the amortization of the intangible assets relating to above market leases of 47,638 and liabilities relating to below market leases of 32,501 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:

           Accrued rental income...............................................  $  2,879
           Net amortization of above/below market leases.......................       753
                                                                                 --------
                                                                                 $  3,632
                                                                                 ========

         (b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

           Other income:
               Reimbursement of administrative cost............................  $   (861)
               Management fees.................................................      (275)
                                                                                 ---------
                                                                                 $ (1,136)
                                                                                 =========

         (c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings or for reductions in the cost of investor relations, administrative costs or executive compensation.

           General and administrative:
               Reimbursement of administrative cost............................  $   (861)
               Management fees.................................................      (275)
                                                                                 ---------
                                                                                 $ (1,136)
                                                                                 =========

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

4. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004--Continued

         (d) Reflects  the  adjustments  to  interest   expense  and  loan  cost
             amortization based on the Merger and Related Financings and the additional April 2005 financing described in Note 2:

                                                                                                        Pro Forma
                                                                                                      Adjustment to
                                                                                      Estimated         Interest
                                                                                       Blended        Expense/Loan
                                                                      Balance           Rate        Cost Amortization
                                                                     ----------       ----------    ------------------
Estimated interest on New Net Lease Securitization due
    2012......................................................     $    275,000         5.06%        $     13,915
Estimated interest on new term loan B due 2010................          175,000         4.86%               8,505
Estimated interest on senior notes due 2015...................          250,000         7.50%              18,750
Elimination of interest expense on USRP term loan due
    2008......................................................          (35,000)          --               (2,048)
Elimination of interest expense on CNLRP secured
    subordinated note due 2008................................          (21,875)          --               (2,168)
Elimination of interest expense on CNLRP loan due to
    related parties...........................................          (33,860)          --               (1,465)
Elimination of interest expense on USRP senior notes
    due 2005..................................................         (111,000)          --               (7,937)
Elimination of interest expense on USRP Hawaii facility
    due 2011..................................................          (11,364)          --                 (534)
Unused commitment fee on new revolving credit facility
    due 2008..................................................               --           --                  238
Estimated loan cost amortization..............................               --           --                5,575
Reversal of historical loan cost amortization ................               --           --               (2,482)
                                                                                                     ----------------
                                                                                                     $     30,349
                                                                                                     ================

         In the event the interest rate changes by one-eighth of one percent, the pro forma adjustment for interest expense would change as follows:

                                                                                      Interest         Impact on
                                                                                        Rate           Interest
                                                                      Balance         Increase          Expense
                                                                     ----------       --------         ---------
New term loan B due 2010......................................       $  175,000        0.125%          $   219

                           Trustreet Properties, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
                      (in thousands except per share data)

4. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004 -- Continued

         (e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the mergers:

           Increase in basis:                                                         Total
                                                                                    ---------
           Buildings.........................................................       $ 146,356
           Leases in place...................................................          15,675
           Tenant relationships..............................................           9,539
                                                                                    ---------
                                                                                    $ 171,570
                                                                                    =========

           Estimated Increase in Depreciation and Amortization Expense:
               Buildings (30 years)..........................................       $  4,878
               Leases in place and tenant relationships (1)..................          5,628
                                                                                    --------
           Estimated adjustment...........................................          $ 10,506
                                                                                    ========

                  (1) Amortized over the life of each individual lease. The
                      acquired leases have remaining lives ranging from two months to 20 years.

         (f) Represents additional dividends relating to Series A and Series C preferred stock issued in connection with the mergers and the reversal of the dividends relating to the redemption of all the USRP Series B Cumulative Convertible Preferred Stock.

           Preferred stock (Series A):
                3,750 shares at $1.93 per share................................    $   7,237
           Preferred stock (Series C):
                7,244 shares at $1.875 per share...............................       13,583
           Preferred stock (Series B)..........................................       (2,082)
                                                                                     --------
                                                                                    $ 18,738
                                                                                     ========



         (g) Reflects the reclassification of the results of the USRP retail operations to discontinued operations as a result of entering into a contract in February 2005 to sell these operations.

         (h) Reflects conversion of historical basic and diluted weighted average shares outstanding to pro forma basic and diluted weighted average shares outstanding as follows:

          USRP historical shares..........................................      20,557
          Pro forma common shares issued to CNLRP.........................      35,032
                                                                                ------
                   Pro forma shares.......................................      55,589
                                                                                ======

         The impact of any common stock equivalents was anti-dilutive.

              SELECTED FINANCIAL DATA OF TRUSTREET PROPERTIES, INC.

         The following table sets forth selected consolidated financial data of Trustreet.

                                    Three Months Ended
                                         March 31,                            Year Ended December 31,
                                   ----------------------     ------------------------------------------------------
                                     2005       2004 (3)      2004 (3)   2003 (3)    2002 (3)    2001 (3)   2000 (3)
                                   -------      --------      --------   --------    --------    --------   --------
                                                                              (dollars in thousands)
Statement of Operations Data:
Revenues:
     Sale of real estate.........  $   --      $    --        $     --     $   --      $ 209,498   $ 128,480   $   --
     Rental income from
       operating leases..........  23,474        14,427         57,728     60,161         66,440      72,759   60,141
     Earned income from
       direct financing
       leases ...................   2,762         2,575         10,221     10,687         11,629      12,078   12,847
     Interest income
       from mortgage,
       equipment and
       other notes
       receivables...............   6,281         6,653         26,394     29,807         34,552      40,831   21,438
     Investment and
       interest income ..........     546         1,191          3,770      4,586          5,347       5,845    8,240
     Net decrease in
       value of mortgage
       loans held for
       sale, net of
       related hedge ............      --            --             --     (1,853)        (5,368)     (5,070)  (6,855)
     Gain on sale of
       mortgage loans ...........      --            --             --         --             --       4,120       --
     Other income................   1,061         1,356          7,107      9,610         12,308      13,256    8,908
                                    -------     ---------     ---------  --------       --------    --------  -------
       Total revenues...........   34,124        26,202        105,220    112,998        334,406     272,299  104,719

Expenses:
     Cost of real estate
       sold ....................       --            --             --         --        193,179     118,372       --
     General operating
       and administrative ......   10,963         6,299         27,346     25,208         28,433      29,592   26,083
     Interest expense ..........   16,891        11,829         47,999     50,576         58,401      67,892   46,806
     Property expenses..........    1,014            27            312        746          3,036       1,892    4,306
     State and other
       taxes ...................      183           108            337        212             88         931    1,184
     Depreciation and
       amortization ............    5,230         2,784         11,775     12,228         12,784      17,379   14,741
     Transaction costs ..... ...       --            --             --         --             --          --   10,315
     Loss on termination
       of cash flow
       hedges ..................       --           355           940         502             --       8,060    5,348
     Impairments and
       provisions on
       assets ..................       --           547         4,551      12,864          9,510      39,848    2,476
                                    ------      --------       -------    -------       --------     -------  -------
       Total expenses...........    34,281       21,949        93,260     102,336        305,431     283,966  111,259

Income (loss) from
     continuing
     operations before
     minority interest
     in income of
     consolidated joint
     ventures, equity in
     earnings of
     unconsolidated
     joint ventures and
     gain/(loss) on sale
     of assets .................      (157)         4,253       11,960   10,662         28,975     (11,667)  (6,540)

Minority interest in
     income of
     consolidated joint
     ventures...................      (815)          (662)      (3,718)  (1,913)        (2,409)     (1,250)   1,024
Equity in earnings of
     unconsolidated
     joint ventures.............        30             34          105      108            101          98       98
Gain (loss) on sale of
     assets ....................        --              6          135     (157)          (347)     (1,138)    (790)
                                     ------         ------      -------  -------       --------    --------   ------
Income (loss) from
     continuing
     operations ...............       (942)         3,631        8,482    8,700         26,320     (13,957)  (6,208)


         The following table sets forth selected consolidated financial data of Trustreet.

                                     Three Months Ended
                                          March 31,                             Year Ended December 31,
                                   ----------------------     ------------------------------------------------------
                                     2005       2004 (3)      2004 (3)   2003 (3)    2002 (3)    2001 (3)   2000 (3)
                                   -------      --------      --------   --------    --------    --------   --------
                                                                              (dollars in thousands)
Income (loss) from
     discontinued
     operations, net of
     income taxes...............      4,391        7,217       33,536     33,740        9,270       (6,654)   9,135
Cumulative effect of accounting
     change.....................         --           --           --         --           --       (3,841)      --
                                   ---------    --------      -------    -------      -------       -------   ------
     Net income (loss).......         3,449       10,848       42,018     42,440       35,590      (24,452)   2,927
Dividends on preferred stock....     (2,923)          --           --         --          --            --       --
                                   ---------    --------      -------    -------      -------      -------    ------
     Net income (loss) allocable
        to common stockholders..   $    526     $ 10,848      $42,018    $42,440      $35,590     $(24,452)  $2,927
                                   =========    ========      =======    =======      =======      ========   ======
Balance Sheet Data (at
     period end):
Cash and cash
     equivalents (1) ..........    $ 28,661     $22,323      $ 22,744   $ 36,955     $ 16,579     $ 21,924  $ 24,382
Total assets ..................   2,600,519   1,295,086     1,243,649  1,298,116    1,383,450    1,560,117 1,605,944
Total debt (2) ................   1,493,901     754,069       712,500    751,834      831,223      973,715   941,866
Total stockholders' equity ....     970,019     470,762       453,422    479,886      494,151      526,182   607,738

Other Financial Data:
Dividends declared on
     common stock .............   $  21,701   $  17,251      $ 69,002  $  69,002    $  67,991   $   66,466  $ 66,329

(1) Only includes unrestricted cash. Please see "Capitalization" for the definition of restricted cash.

(2) Total debt does not include principal and accrued interest balances of $35.8 million, $23.5 million and $4.25 million outstanding at December 31, 2004, 2003 and 2002, respectively, due to CNL Financial Group, Inc., an affiliate. No such amounts were outstanding at December 31, 2001 and 2000.

(3) These are the historical operating results of CNLRP, who was treated as the acquirer for accounting purposes.